Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

Net income improves 20.6% in fifteenth consecutive quarter of year-over-year profit growth

MONDOVI, Wis., October 17, 2022 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 20.6% improvement in net income to $25.6 million, or 32 cents per diluted share, for the third quarter ended September 30, 2022, from $21.3 million, or 26 cents per diluted share, for the third quarter of 2021 – the Company’s fifteenth consecutive year-over-year increase in quarterly profitability. For the first nine months of 2022, net income improved 39.8% to $84.8 million, or $1.03 per diluted share, from $60.7 million, or 73 cents per diluted share, for the first nine months of 2021.

Operating Results Comparison

	Percentage	Percentage	Percentage	Percentage	Percentage	Percentage
	Increase	Increase	Increase	Increase	Increase	Increase
	Three Months	Three Months	Three Months	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022 vs. 2021	2022 vs. 2021	2022 vs. 2021	2021 vs. 2020	2020 vs. 2019	2019 vs. 2018

Operating revenue	29.1%	41.8%	28.8%	11.4%	3.7%	7.1%

Operating revenue, net of fuel surcharges	21.8%	32.1%	23.8%	8.3%	6.8%	8.6%

Operating income	18.5%	43.5%	49.4%	19.8%	21.9%	8.7%

Net income	20.6%	47.8%	52.9%	22.9%	13.8%	11.0%

Operating revenue improved 29.1% to $324.4 million for the third quarter of 2022 from $251.3 million for the third quarter of 2021. Excluding fuel surcharges, operating revenue improved 21.8% to $269.3 million for the 2022 quarter from $221.2 million for the 2021 quarter. Fuel surcharge revenue increased to $55.1 million for the 2022 quarter from $30.1 million for the 2021 quarter due to significantly higher fuel prices.

Operating revenue improved 33.2% to $941.3 million for the first nine months of 2022 from $706.8 million for the first nine months of 2021. Excluding fuel surcharges, operating revenue improved 25.8% to $783.8 million for the 2022 period from $623.0 million for the 2021 period. Fuel surcharge revenue increased to $157.5 million for the 2022 period from $83.7 million for 2021 period.

Operating income improved 18.5% to $33.8 million for the third quarter of 2022 from $28.5 million for the third quarter of 2021, and also improved 36.5% to $110.6 million for the first nine months of 2022 from $81.0 million for the first nine months of 2021.

Operating expenses as a percentage of operating revenue were 89.6% for the third quarter of 2022 and 88.7% for the third quarter of 2021. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 87.5% for the 2022 quarter and 87.1% for the 2021 quarter.

Operating expenses as a percentage of operating revenue improved to 88.3% for the first nine months of 2022 from 88.5% for the first nine months of 2021. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 85.9% from 87.0%.

Executive Chairman Randolph L. Marten stated, “The smart, hard work of our talented people executing our unique business model has produced improvements of 29.1% in top-line and 20.6% in bottom-line results over the third quarter of 2021. These results overcame significantly less gain on disposition of our revenue equipment, the negative effect of Hurricane Ian on our sizable Southeast truckload and dedicated operations, and a decrease in our intermodal volumes and margins resulting from weakness in rail service aggravated by the threat of a rail labor strike in mid-September.”

“We continue to drive strong fleet growth with our approach to overcoming the national shortage of qualified drivers of applying a heightened emphasis on structurally improving our drivers’ jobs and work-life balance by collaborating with our customers, while also increasing our driver compensation. This growth provides momentum to the coming quarters as we began this year’s fourth quarter with 199 more of the industry’s top drivers than we employed at the beginning of the third quarter – and have now increased our number of drivers by 621, or 22.6%, since June 30, 2021.”

Operating Results Since the Pandemic Began – Percentage Increase Over Same Quarter of Prior Year

	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Operating revenue	29.1%	41.8%	28.8%	17.4%	16.3%	9.4%	2.0%	4.7%	0.5%	0.1%

Operating revenue, net of fuel surcharges	21.8%	32.1%	23.8%	12.5%	12.8%	5.0%	2.5%	8.8%	3.8%	4.7%

Operating income	18.5%	43.5%	49.4%	20.0%	16.8%	12.9%	33.1%	36.0%	21.8%	26.6%

Net income	20.6%	47.8%	52.9%	26.1%	17.9%	18.1%	31.3%	24.5%	8.8%	19.4%

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share information)	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,492	$56,995
Receivables:
Trade, net	124,587	99,003
Other	4,443	6,971
Prepaid expenses and other	24,787	23,980
Total current assets	225,309	186,949

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,046,476	956,476
Accumulated depreciation	(334,504)	(274,199)
Net property and equipment	711,972	682,277
Other noncurrent assets	1,421	1,464
Total assets	$938,702	$870,690

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,188	$20,150
Insurance and claims accruals	45,664	42,014
Accrued and other current liabilities	36,605	31,395
Total current liabilities	125,457	93,559
Deferred income taxes	130,594	125,163
Noncurrent operating lease liabilities	214	291
Total liabilities	256,265	219,013

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,096,632 shares at September 30, 2022, and 83,034,404 shares at December 31, 2021, issued and outstanding	811	830
Additional paid-in capital	46,366	85,718
Retained earnings	635,260	565,129
Total stockholders’ equity	682,437	651,677
Total liabilities and stockholders’ equity	$938,702	$870,690

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2022	2021	2022	2021

Operating revenue	$324,448	$251,280	$941,294	$706,768

Operating expenses (income):
Salaries, wages and benefits	99,773	81,091	285,582	229,385
Purchased transportation	64,403	52,861	189,193	138,629
Fuel and fuel taxes	57,299	33,909	163,004	94,853
Supplies and maintenance	14,855	11,685	40,520	33,867
Depreciation	28,381	25,371	81,389	76,598
Operating taxes and licenses	2,748	2,606	8,051	8,036
Insurance and claims	11,949	10,501	38,096	31,338
Communications and utilities	2,135	2,181	6,639	6,320
Gain on disposition of revenue equipment	(1,070)	(4,536)	(10,422)	(11,859)
Other	10,209	7,115	28,681	18,589

Total operating expenses	290,682	222,784	830,733	625,756

Operating income	33,766	28,496	110,561	81,012

Other	(264)	(8)	(307)	(27)

Income before income taxes	34,030	28,504	110,868	81,039

Income taxes expense	8,384	7,230	26,028	20,341

Net income	$25,646	$21,274	$84,840	$60,698

Basic earnings per common share	$0.32	$0.26	$1.04	$0.73

Diluted earnings per common share	$0.32	$0.26	$1.03	$0.73

Dividends paid per common share	$0.06	$-	$0.18	$0.08

Dividends declared per common share	$0.06	$0.54	$0.18	$0.62

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2022	2021	2022 vs. 2021	2022 vs. 2021
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$105,905	$86,889	$19,016	21.9%
Truckload fuel surcharge revenue	23,471	12,728	10,743	84.4
Total Truckload revenue	129,376	99,617	29,759	29.9

Dedicated revenue, net of fuel surcharge revenue	86,178	68,826	17,352	25.2
Dedicated fuel surcharge revenue	24,039	13,336	10,703	80.3
Total Dedicated revenue	110,217	82,162	28,055	34.1

Intermodal revenue, net of fuel surcharge revenue	24,303	22,716	1,587	7.0
Intermodal fuel surcharge revenue	7,600	4,031	3,569	88.5
Total Intermodal revenue	31,903	26,747	5,156	19.3

Brokerage revenue	52,952	42,754	10,198	23.9

Total operating revenue	$324,448	$251,280	$73,168	29.1%

Operating income:
Truckload	$14,319	$11,670	$2,649	22.7%
Dedicated	13,005	8,521	4,484	52.6
Intermodal	778	2,840	(2,062)	(72.6)
Brokerage	5,664	5,465	199	3.6
Total operating income	$33,766	$28,496	$5,270	18.5%

Operating ratio:
Truckload	88.9%	88.3%
Dedicated	88.2	89.6
Intermodal	97.6	89.4
Brokerage	89.3	87.2
Consolidated operating ratio	89.6%	88.7%

Operating ratio, net of fuel surcharges:
Truckload	86.5%	86.6%
Dedicated	84.9	87.6
Intermodal	96.8	87.5
Brokerage	89.3	87.2
Consolidated operating ratio, net of fuel surcharges	87.5%	87.1%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2022	2021	2022 vs. 2021	2022 vs. 2021
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$302,883	$254,441	$48,442	19.0%
Truckload fuel surcharge revenue	66,255	36,032	30,223	83.9
Total Truckload revenue	369,138	290,473	78,665	27.1

Dedicated revenue, net of fuel surcharge revenue	248,988	202,955	46,033	22.7
Dedicated fuel surcharge revenue	68,344	37,565	30,779	81.9
Total Dedicated revenue	317,332	240,520	76,812	31.9

Intermodal revenue, net of fuel surcharge revenue	77,589	64,193	13,396	20.9
Intermodal fuel surcharge revenue	22,923	10,150	12,773	125.8
Total Intermodal revenue	100,512	74,343	26,169	35.2

Brokerage revenue	154,312	101,432	52,880	52.1

Total operating revenue	$941,294	$706,768	$234,526	33.2%

Operating income:
Truckload	$45,978	$36,282	$9,696	26.7%
Dedicated	37,689	28,074	9,615	34.2
Intermodal	9,911	6,151	3,760	61.1
Brokerage	16,983	10,505	6,478	61.7
Total operating income	$110,561	$81,012	$29,549	36.5%

Operating ratio:
Truckload	87.5%	87.5%
Dedicated	88.1	88.3
Intermodal	90.1	91.7
Brokerage	89.0	89.6
Consolidated operating ratio	88.3%	88.5%

Operating ratio, net of fuel surcharges:
Truckload	84.8%	85.7%
Dedicated	84.9	86.2
Intermodal	87.2	90.4
Brokerage	89.0	89.6
Consolidated operating ratio, net of fuel surcharges	85.9%	87.0%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
Truckload Segment:
Revenue (in thousands)	$129,376	$99,617	$369,138	$290,473
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,889	$4,411	$4,980	$4,202
Average tractors(1)	1,648	1,499	1,560	1,553
Average miles per trip	508	502	512	516
Non-revenue miles percentage(2)	11.3%	10.1%	10.8%	10.0%
Total miles (in thousands)	38,441	35,945	110,565	111,513

Dedicated Segment:
Revenue (in thousands)	$110,217	$82,162	$317,332	$240,520
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,006	$3,438	$3,977	$3,305
Average tractors(1)	1,637	1,523	1,605	1,574
Average miles per trip	337	328	340	319
Non-revenue miles percentage(2)	1.2%	1.1%	1.1%	1.0%
Total miles (in thousands)	34,513	31,511	101,400	95,765

Intermodal Segment:
Revenue (in thousands)	$31,903	$26,747	$100,512	$74,343
Loads	7,610	8,257	24,607	24,885
Average tractors	182	139	173	140

Brokerage Segment:
Revenue (in thousands)	$52,952	$42,754	$154,312	$101,432
Loads	24,896	18,251	69,902	47,167

At September 30, 2022 and September 30, 2021:
Total tractors(1)	3,575	3,204
Average age of company tractors (in years)	1.7	1.4
Total trailers	5,679	5,291
Average age of company trailers (in years)	3.8	3.2
Ratio of trailers to tractors(1)	1.6	1.7
Total refrigerated containers	803	607

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2022	2021	2022	2021

Net cash provided by operating activities	$64,551	$44,544	$163,221	$127,909
Net cash (used for) investing activities	(57,412)	(40,704)	(92,416)	(102,142)
Net cash (used for) financing activities	(4,021)	(612)	(56,308)	(7,994)

Weighted average shares outstanding:
Basic	81,061	82,907	81,889	82,835
Diluted	81,347	83,372	82,155	83,380

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 90 and 101 tractors as of September 30, 2022 and 2021, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.